Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Preston Romm	Kirsten Garvin
Chief Financial Officer	Director of Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com

Kimberly Alexy Joins Dot Hill as Director

CARLSBAD, Calif. – December 13, 2005 – Dot Hill Systems Corp. (NASDAQ:HILL) announced today that Kimberly Alexy has been appointed to the Dot Hill board of directors.

Ms. Alexy was formerly senior vice president and managing director of equity research for Prudential Securities. She served as principal technology hardware analyst for the firm and provided research and ratings on technology companies within the storage industry. Additionally, she received accolades from the Wall Street Journal as “Best on the Street” in the computer sector, and was ranked for three consecutive years as a top equity research analyst by Institutional Investor Magazine. Prior to joining Prudential, Ms. Alexy was vice president of equity research at Lehman Brothers where she composed research launch reports for the successful initial public offerings of companies such as Maxtor Corp. and Network Appliance, Inc. Prior to her tenure with Lehman Brothers, Ms. Alexy was assistant vice president of corporate finance at Wachovia Bank. Ms Alexy is a Chartered Financial Analyst, and holds an M.B.A. in Finance and Accounting from the College of William and Mary as well as a B.A. in Psychology from Emory University. Ms Alexy currently serves as director on the board of Maxtor Corp.

“We are delighted that Ms. Alexy has joined the Dot Hill board of directors,” said Charles Christ, chairman of the board for Dot Hill. “With her extensive background in the equity markets, Ms. Alexy brings a unique perspective to our board. Her expertise and knowledge of the storage industry may prove to be a real asset to the future success of the company.”

Ms. Alexy’s appointment brings the total number of directors on the Dot Hill board to six.

Dot Hill is a market leader in providing flexible storage offerings and responsive service and support to OEMs and system integrators, from engagement through end-of-life. Founded in 1984, Dot Hill has more than two decades of expertise in developing high-quality, competitively priced storage products. Focused on delivering global 24 X 7 X 365 technical support, Dot Hill has more than 100,000 systems in use worldwide and numerous OEM and indirect partners. With its patented technology and award-winning SANnet® II and RIO Xtreme™ families of storage and its Dot Hill Storage Services, Dot Hill makes storage easy. Headquartered in Carlsbad, Calif., Dot Hill has offices in China, Germany, Israel, Japan, Netherlands, United Kingdom and the United States. More information is available at www.dothill.com.

Dot Hill, the Dot Hill logo, SANnet, SANpath, SANscape, RIVA and RIO Xtreme are trademarks of Dot Hill Systems Corp. All other products and names mentioned herein are trademarks or registered trademarks of their respective owners.

Certain statements contained in this press release regarding matters that are not historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the performance of Dot Hill stock as a result of Ms. Alexy’s presence on the board of directors. The risks that contribute to the uncertain nature of the forward-looking statements include: unforeseen technological, intellectual property, supply or engineering issues and changing customer preferences. However, there are many other risks not listed here that may affect the future business of Dot Hill, as well as the forward-looking statements contained herein. To learn about such risks and uncertainties, you should read the risk factors set forth in Dot Hill’s public filings with the SEC, including the Forms 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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